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                         CHART BANK, A COOPERATIVE BANK
                                295 WESTON STREET
                          WALTHAM, MASSACHUSETTS 02453

                             FORM OF REVOCABLE PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         SPECIAL MEETING OF STOCKHOLDERS
           TO BE HELD ON [    ] [ ], 2005 AT [      ] A.M., LOCAL TIME

      The undersigned stockholder of Chart Bank, A Cooperative Bank (the "Company") hereby consents and appoints Richard E. Bolton, Sr. and Richard E. Bolton, Jr., and each or any of them, as proxies, with power to act without the other and with full power of substitution and hereby authorizes them to vote all shares of stock of the Company which the undersigned may be entitled to vote at the Special Meeting of Stockholders (the "Special Meeting") of the Company to be held on [ ] [ ], 2005 at [ ] a.m., local time, and at any and all adjournments or postponements thereof, with all powers the undersigned would possess if personally present. The proxies are authorized to vote as indicated herein upon the matters set forth herein and in their discretion upon all other matters which may properly come before the Special Meeting.

    PLEASE VOTE, DATE AND SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

1. To approve and adopt the Agreement and Plan of Merger dated as of September 1, 2004, by and among Benjamin Franklin Bancorp, M.H.C., a Massachusetts chartered mutual holding company, Benjamin Franklin Savings Bank, a wholly owned subsidiary of Benjamin Franklin Bancorp, M.H.C. and the Company (the "Merger Agreement"), pursuant to which the Company will be merged with and into Benjamin Franklin Savings Bank, and to approve the transactions contemplated by the Merger Agreement.

         FOR  [ ]                 AGAINST  [ ]              ABSTAIN  [ ]

      In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the Special Meeting and any and all adjournments or postponements thereof.

      The board of directors of the Company has unanimously adopted and approved the Merger Agreement and determined that the approval of the Merger Agreement and the transactions contemplated by the Merger Agreement is advisable and in the best interests of the Company and its stockholders and unanimously recommends a vote "FOR" proposal 1.

      The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and the prospectus/proxy statement with respect thereto, and hereby revokes any proxy or proxies, if any, heretofore given by undersigned to others for the Special Meeting. This proxy may be revoked at any time by delivery of written revocation or a subsequently dated proxy to the Company or by attending the Special Meeting and voting in person.

      If this proxy is properly executed and returned, the shares represented hereby will be voted. If a choice is specified by the stockholder with respect to any matter to be acted upon, the shares will be voted upon that matter in accordance with the specification so made. IN THE ABSENCE OF ANY SPECIFICATION, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 AND AT THE PROXIES DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

      Please sign this proxy exactly as your name appears on the books of the Company. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of the holders unless at or prior to exercise of the proxy, the Company receives a specific written notice to the contrary from one of the holders. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation, the signature should be that of an authorized officer who should state his or her title. If a partnership, please sign in partnership name by general partner or other authorized person.

Please be sure to sign and date            Date: _________________________
this Proxy.

______________________________________________________________________________
          Name of Stockholder              Stockholder sign above